DAVIDsTEA Obtains Recognition Order from U.S. Bankruptcy Court for Plan of Arrangement and Will Fund Court-appointed Monitor with Approximately CDN $18 Million for Distribution to Creditors

June 17, 2021

MONTREAL, June 17, 2021 (GLOBE NEWSWIRE) -- DAVIDsTEA Inc. (Nasdaq:DTEA) ("DAVIDsTEA" or the "Company"), a leading tea merchant in North America, is pleased to announce that it has obtained an order (the "Recognition Order") from the United States Bankruptcy Court for the District of Delaware recognizing a sanction order (the "Sanction Order") issued yesterday by the Québec Superior Court, all in connection with DAVIDsTEA's plan of arrangement (the "Plan of Arrangement") under the *Companies' Creditors Arrangement Act* ("CCAA"). The Recognition Order was issued under Chapter 15 of the United States Bankruptcy Code.

DAVIDsTEA will now fund PricewaterhouseCoopers ("PwC"), the Court-appointed Monitor in the CCAA proceedings, with approximately CDN $18 million for distribution to the creditors of DAVIDsTEA and of DAVIDsTEA (USA) Inc., its wholly-owned U.S. subsidiary, in full and final settlement of all claims affected by the Plan of Arrangement. The funding of PwC will complete DAVIDsTEA's legal obligations under the Plan of Arrangement.

As previously announced, the Plan of Arrangement was approved on June 11, 2021 by the creditors of DAVIDsTEA and of DAVIDsTEA (USA) Inc., respectively.

PwC is acting as Court-appointed Monitor in the CCAA proceedings. All documents relating to the CCAA proceedings are available at www.pwc.com/ca/davidstea. The Company will continue to provide updates throughout the CCAA restructuring process as events warrant.

Caution Regarding Forward-Looking Statements

This press release includes statements that express our opinions, expectations, beliefs, plans or assumptions regarding future events or future results and there are, or may be deemed to be, in this press release "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms "believes", "expects", "may", "will", "should", "approximately", "intends", "plans", "estimates" or "anticipates" or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our proceedings under the CCAA, the COVID-19 pandemic, our strategy of transitioning to e-commerce and wholesale sales, future sales through our e-commerce and wholesale channels, future lease liabilities, our results of operations, financial condition, liquidity and prospects, the impact of the COVID-19 pandemic on the global macroeconomic environment, and our ability to avoid the delisting of the Company's common stock by Nasdaq due to the restructuring or our inability to maintain compliance with Nasdaq listing requirements.

While we believe these opinions and expectations are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors discussed in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended January 30, 2021, filed with both the United States Securities and Exchange Commission and with the Autorité des marchés financiers, and in our Quarterly Report on Form 10-Q, filed with both the United States Securities and Exchange Commission and with the Autorité des marchés financiers on June 15, 2021, which could materially affect our business, financial condition or future results.

About DAVIDsTEA

DAVIDsTEA offers a specialty branded selection of high-quality proprietary loose-leaf teas, pre-packaged teas, tea sachets, tea-related accessories and gifts through its e-commerce platform at www.davidstea.com and the Amazon Marketplace, its wholesale customers which include over 2,500 grocery stores and pharmacies, and 18 company-owned stores across Canada. We offer primarily proprietary tea blends that are exclusive to the Company, as well as traditional single-origin teas and herbs. Our passion for and knowledge of tea permeates our culture and is rooted in an excitement to explore the taste, health and lifestyle elements of tea. With a focus on innovative flavours, wellness-driven ingredients and organic tea, the Company launches seasonally driven "collections" with a mission of making tea fun and accessible to all. The Company is headquartered in Montréal, Canada.

Investor Contact
Maison Brison Communications
Pierre Boucher
514-731-0000
investors@davidstea.com

Media Contact
PELICAN PR
Lyla Radmanovich
514-845-8763
media@rppelican.ca

Source: DAVIDsTEA